UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 1, 2006

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

California (State or Other Jurisdiction of Incorporation)	1-6615 (Commission File Number)	95-2594729 (IRS Employer Identification No.)

7800 Woodley Avenue Van Nuys, California (Address of Principal Executive Offices)	91406 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (818) 781-4973
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
Superior Industries International, Inc. issued a press release on February 1, 2006, announcing that it is restructuring its manufacturing facility in Van Nuys, California that will result in a lay off of approximately 375 of the total 635 manufacturing employees. The Company’s corporate offices and 125 corporate staff, which are also located at this facility, will not be affected by this downsizing. Steven Borick, President and Chief Executive Officer, indicated that going forward, the Van Nuys facility would concentrate on specialty wheel operations. He also mentioned that this is the latest step in the Company’s program to rationalize plant production capacity to more effectively balance plant utilization and location against customers’ changing requirements. The Company expects to incur severance and other costs related to the layoffs of approximately $1.5 million in 2006. Impairment charges, if any, associated with the downsizing of the Van Nuys facility will be recorded as a charge against earnings in the fourth quarter of 2005. At December 31, 2005, the net book value of the manufacturing assets of the Van Nuys facility was approximately $35 million.
This Form 8-K contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors and risks discussed from time to time in the company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press release, dated February 1, 2006, issued by Superior Industries International, Inc., announcing the downsizing of manufacturing operations at the Company’s Van Nuys, California facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
(Registrant)
Date: February 3, 2006	/s/ R. Jeffrey Ornstein
R. Jeffrey Ornstein
Vice President and Chief Financial Officer